Exhibit 24.1

POWER OF ATTORNEY

Each individual whose signature appears below constitutes and appoints Keith B. Hagen as his attorney-in-fact, for him in any and all capacities, to sign the Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (Registration No. 333-121298), and the Post-Effective Amendment No. 6 to the Registration Statement on Form S-3 (Registration No. 333-112040) (collectively, the “Registration Statements”), and any amendments thereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statements have been signed by the following persons in the capacities and on the dates indicated.

/s/ KEITH B. HAGEN Keith B. Hagen	Chief Executive Officer and Director (Principal Executive Officer)	January 31, 2006

/s/ DAVID L. PIAZZA David L. Piazza	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	January 31, 2006

/s/ ROBERT L. PEVENSTEIN Robert L. Pevenstein	Chairman	January 31, 2006

/s/ LAWRENCE P. ENGLISH Lawrence P. English	Director	January 31, 2006

/s/ ROBERT W. MILLER Robert W. Miller	Director	January 31, 2006

/s/ JAMES E. PEEBLES James E. Peebles	Director	January 31, 2006